Exhibit 99.1

OAK HILL CAPITAL PARTNERS III, L.P.;
By: OHCP GenPar III, L.P., its general partner;
By: OHCP MGP Partners III, L.P., its general partner;
By: OHCP MGP III, Ltd., its general partner;

By: /s/ Kevin Levy	01/02/2015
Kevin Levy
Title: Vice President

**Signature of Reporting Person	Date

OAK HILL CAPITAL MANAGEMENT PARTNERS III, L.P.;
By: OHCP GenPar III, L.P., its general partner;
By: OHCP MGP Partners III, L.P., its general partner;
By: OHCP MGP III, Ltd., its general partner;

By: /s/ Kevin Levy	01/02/2015
Kevin Levy
Title: Vice President

**Signature of Reporting Person	Date

OHCP GENPAR III, L.P.;
By: OHCP MGP Partners III, L.P., its general partner;
By: OHCP MGP III, Ltd., its general partner;

By: /s/ Kevin Levy	01/02/2015
Kevin Levy
Title: Vice President

**Signature of Reporting Person	Date

OHCP MGP PARTNERS III, L.P.;
By: OHCP MGP III, Ltd., its general partner;

By: /s/ Kevin Levy	01/02/2015
Kevin Levy
Title: Vice President

**Signature of Reporting Person	Date